UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2008

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing

        On October 2, 2008, we received notification from the Nasdaq Listing Qualifications Department (the “Department”) that we had not regained compliance with the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rule 4450(a)(5), and that unless we requested an appeal of the Department’s determination, trading in our common stock would be suspended at the open of business on October 13, 2008, and a Form 25-NSE would be filed with the Securities and Exchange Commission removing our securities from listing and registration on The Nasdaq Stock Market.

        On October 3, 2008, we requested a hearing based on written submissions to appeal the Department’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the 4800 series of the Marketplace Rules. The hearing request will stay the suspension of trading in our common stock and the filing of the Form 25-NSE pending the Panel’s decision.

        As previously disclosed, on September 4, 2008, at the Tarrant Apparel Group special meeting of shareholders, our shareholders approved an amendment to our articles of incorporation to effect a reverse stock split of our outstanding common stock at a ratio within a range of 1-for-1.5 to 1-for-4. As a result, our Board of Directors now has the discretion to determine, within 12 months, whether to implement the reverse stock split and the exact amount of the reverse stock split within the approved range. The purpose for seeking shareholder approval of the reverse stock split was to provide our Board of Directors with the ability to increase the market price per share of our common stock above $1.00 in order to maintain the listing of our common stock on the Nasdaq Global Market.

        We chose not to implement the reverse stock split immediately following the special meeting of shareholders, in light of Gerard Guez and Todd Kay’s previously disclosed intent to acquire all of the outstanding publicly held shares of our common stock for cash in a going private transaction. The proposed going private transaction remains pending and is being reviewed by the Special Committee of our Board of Directors.

        In our appeal to the Panel, we will request an additional period of time so that we may determine whether the proposed going private transaction will be completed before having to implement the reverse stock split. If it is determined that the going private transaction will not be completed, we intend to implement the reverse stock split as soon as possible in order to maintain listing on the Nasdaq Global Market. There is no assurance that the Panel will accept our appeal. Further, there can be no assurance that if the reverse stock split is implemented the price per share of our common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all, or that the market price of the common stock immediately after the reverse stock split will be maintained for any period of time.

        On October 3, 2008, we issued a press release announcing our receipt of the Department’s notification. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated October 3, 2008, published by Tarrant Apparel Group.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	TARRANT APPAREL GROUP By: /s/ Patrick Chow _______________________________ Patrick Chow, Chief Financial Officer

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